                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                             Merchants Group, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

[LOGO]                        MERCHANTS GROUP, INC.
                                 250 MAIN STREET
                             BUFFALO, NEW YORK 14202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 2005

To the Stockholders:

         NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") will be held at the Company's offices at 250 Main Street, Buffalo, New York, on Wednesday, May 4, 2005 at 9:00 a.m., Buffalo time, for the following purposes:

         1.       To elect two directors for a term of three years.

         2. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The prompt return of your proxy will avoid delay and save the expense involved in further communication. You may revoke the proxy any time prior to its exercise, and the giving of your proxy will not affect your right to vote in person at the meeting.

                                            By Order of the Board of Directors

                                            ROBERT M. ZAK
                                            Senior Vice President and
                                            Chief Operating Officer

Date: April 1, 2005



STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                   April 1, 2005


                              MERCHANTS GROUP, INC.
                                 250 MAIN STREET
                             BUFFALO, NEW YORK 14202

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 4, 2005

         The following information is furnished in connection with the Annual Meeting of Stockholders of Merchants Group, Inc. (the "Company") to be held at the Company's offices at 250 Main Street, Buffalo, New York, on May 4, 2005 at 9:00 a.m., Buffalo time (the "Meeting"). A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2004 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and form of proxy may be obtained from the Company's Secretary, 250 Main Street, Buffalo, New York 14202. This Proxy Statement will first be sent to stockholders on or about April 1, 2005.

                    SOLICITATION AND REVOCABILITY OF PROXIES

         The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing the proxy and voting in person.

         The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefore) by means of personal interview or telephone, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The record date for determining shares of the Company's Common Stock, $.01 par value ("Shares"), entitled to vote at the Meeting has been fixed at the close of business on March 22, 2005. On that date there were 2,114,152 Shares outstanding, entitled to one vote each. A majority of the outstanding Shares, present in person or by proxy, will constitute a quorum at the Meeting.

Abstentions, broker non-votes and withheld votes will be considered as being present at the Meeting. The vote of a plurality of Shares present at the Meeting is required for election of directors, which is the only matter scheduled to be voted on at the Meeting. For voting purposes, all votes cast "for," "against," or "withhold authority" will be counted in accordance with the instructions as to each item. Broker non-votes will not be counted for any item.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
-----------------------------------------------

         The Company believes that the following persons and groups were the beneficial owners of more than 5% of the outstanding Shares as of March 22, 2005.

                                           NUMBER OF SHARES
NAME AND ADDRESS                             BENEFICIALLY           PERCENT
OF BENEFICIAL OWNER                            OWNED (1)           OF CLASS

John D. Weil                                   256,155(2)            12.1%
   200 N. Broadway
   St. Louis, Missouri 63102

Merchants Mutual Insurance Company             255,000(3)            12.1%
   250 Main Street
   Buffalo, New York 14202

Brent D. Baird and others                      239,700(4)            11.3%
   1350 One M&T Plaza
   Buffalo, New York 14203

Franklin Resources, Inc.                       190,000(5)             9.0%
   777 Mariners Island Blvd.
   San Mateo, California 94404

Kahn Brothers & Co., Inc.                      111,450(6)             5.3%
   555 Madison Avenue
   New York, New York  10022

--------------

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Except as otherwise indicated, each person has sole voting and investment power with respect to the Shares indicated.

(2) These shares are owned by Woodbourne Partners, LP, an investment partnership of which Clayton Management Company is the sole general partner. Clayton Management has sole voting and investment power over these shares. John D. Weil owns 100% of the outstanding stock of Clayton Management. Includes 4,995 shares held in six individual retirement accounts maintained for the benefit of certain persons holding limited partnership interests in Woodbourne Partners, LP. Mr. Weil disclaims beneficial ownership of such shares.

(3) Merchants Mutual Insurance Company ("Mutual") operates its business in conjunction with the Company and Merchants Insurance Company of New Hampshire, Inc. ("MNH"), the Company's wholly-owned subsidiary. See "Services Agreement and Reinsurance Pooling Agreement."

(4) Mr. Baird has sole voting and dispositive powers with respect to 13,600 shares and Mr. Baird, members of the Baird family, and entities owned or controlled by the Baird family have shared voting and dispositive power with respect to 226,100 shares.

(5) Franklin Resources, Inc. through its advisory subsidiary, Franklin Advisory Services, LLC, has sole voting and dispositive power with respect to the 190,000 shares.

(6) Based on a Schedule 13G/A dated February 2, 2005, which indicated Kahn Brothers & Co., Inc. had shared dispositive power but no voting power with respect to these shares.

         The Company is subject to statutes governing insurance holding company systems. Under the terms of the applicable New Hampshire statute, any person or entity desiring to effect an acquisition of the Company's securities that would result in that person or entity owning 10% or more of the Company's outstanding voting securities would be required to obtain the approval of the New Hampshire Insurance Department prior to the acquisition.

SECURITY OWNERSHIP OF MANAGEMENT
--------------------------------

         The following table sets forth the Shares beneficially owned as of March 22, 2005 (unless otherwise indicated) by each director and nominee for election as director and each executive officer listed in the Summary Compensation Table. Unless otherwise stated, each person has sole voting and investment power with respect to the Shares set forth in the table.

                                                NUMBER OF SHARES                   PERCENT
          NAME                               BENEFICIALLY OWNED (1)             OF CLASS (2)
          ----                               ----------------------             ------------

     Andrew A. Alberti                                  0                             --

     Brent D. Baird                               239,700(3)                        11.3%

     Frank J. Colantuono                            1,000                              *

     Thomas E. Kahn                                     0(4)                          --

     Henry P. Semmelhack                            1,500                              *

     Robert M. Zak                                 22,410(5)                         1.1%

     Kenneth J. Wilson                              1,000                              *

     Directors and officers                       265,610                           12.6%
     as a group (7 persons)

     -------------------

*    Less than 1% of the amount outstanding.

(1) The beneficial ownership information presented is based upon information furnished by each person or contained in filings made with the Securities and Exchange Commission. Unless otherwise indicated, each person has sole voting and investment power with respect to the Shares indicated.

(2) Percentage calculations for each individual and group in the table are based on 2,114,152 shares outstanding plus any Shares such person or the persons in such group has the right to acquire within 60 days of the date of this Proxy Statement under the Merchants Group, Inc. 1986 Stock Option Plan, as amended (the "Option Plan").

(3)  See note 4 to table under "Security Ownership of Certain Beneficial
     Owners."

(4) See note 2 to table under "Security Ownership of Certain Beneficial Owners." Mr. Kahn is a Vice President and the Secretary of Clayton Management.

(5) Includes 7,500 Shares that Mr. Zak has the right to acquire under the Option Plan within 60 days of the date of this Proxy Statement, 2800 shares that Mr. Zak owns jointly with his spouse, and 1,110 Shares held by the Merchants Mutual Supplemental Executive Retirement Plan for the benefit of Mr. Zak. Does not include 255,000 shares owned by Mutual as to which Mr. Zak disclaims beneficial ownership. Mr. Zak is President and Chief Executive Officer of Mutual.

                              ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTORS AND NOMINEES
---------------------------------------------

         The Company's Certificate of Incorporation provides that the number of directors of the Company shall be not less than five and not more than fifteen and that the directors shall be divided into three classes, each class containing as nearly equal a number of directors as possible, with one class standing for election each year. Directors for each class are elected for three year terms at the annual meeting in which the term of their class expires. The Board has set the number of directors at six.

         The Board of Directors has determined that all of the directors, other than Mr. Zak, are independent directors under the American Stock Exchange Listing Qualifications.

         The directors recommend a vote FOR the two directors standing for election listed below. Except where authority to do so has been withheld, it is the intention of the persons named in the accompanying form of proxy to vote at the Meeting FOR these nominees. Although the directors do not contemplate that any nominee will be unable to serve, if such a situation arises prior to the Meeting, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

         The following table sets forth information regarding directors standing for election and directors whose terms continue beyond the Meeting:

NAME, POSITION AND                                    PRINCIPAL OCCUPATION AND BUSINESS
TENURE WITH THE COMPANY             AGE               EXPERIENCE FOR PAST FIVE YEARS
-----------------------             ---               ---------------------------------

           DIRECTORS STANDING FOR ELECTION FOR A TERM EXPIRING IN 2008

ANDREW A. ALBERTI                    59               President of Cross River International, Inc.,
Director since 1998                                   an insurance management consulting firm, since 1993;
                                                      President of Hanover Management Services Inc., an
                                                      insurance management consulting firm, from 1989 to 1993.
                                                      Positions in the New York Insurance Department
                                                      Liquidation Bureau from 1973 to 1988.

FRANK J. COLANTUONO                  56               President and Chief Executive Officer of
Director since 1994                                   Independent Health Association, Inc.,
                                                      a health maintenance organization, from 1984 to 2004.
                                                      President Emeritus from 2004 to present.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2006

HENRY P. SEMMELHACK                  68               Chairman, President and Chief Executive
Director since 1987                                   Officer from 1982 to 2002 of Barrister
                                                      Global Services Network, Inc., a computer software and
                                                      services company. Private investor since 2002.

ROBERT M. ZAK                        47               President and Chief Executive Officer of
Chief Operating Officer                               MNH and Mutual since November 1, 1995;
since July 1, 1995,                                   Sr. Vice President of MNH and Mutual from
Senior Vice President                                 1992 to 1995; Chief Financial Officer of the
since 1992, Secretary                                 Company, MNH and Mutual from 1991
since 1990 and Director                               through 1996; Vice President -- Financial
since 1994                                            Services of MNH and Mutual from 1989 through 1996;
                                                      Secretary of MNH and Mutual from 1990 through
                                                      November 1, 1995.

                      DIRECTORS WHOSE TERMS EXPIRE IN 2007

BRENT D. BAIRD                       66               President and Chief Executive Officer of
Director since 1995                                   the Company from 1995 to 2003; private investor since
                                                      1991; limited partner of Trubee Collins & Co. (member
                                                      firm of New York Stock Exchange, Inc.) from 1983 to 1991.

THOMAS E. KAHN                       52               Vice President and Secretary of Clayton
Director since 2000 and                               Management Company, an investment
Chairman of the Board                                 management company, since 1993.
since May 5, 2004

OTHER DIRECTORSHIPS
-------------------

         The nominees to and members of the Company's Board of Directors who will continue to serve as directors after the Meeting serve on the Boards of Directors of the following publicly-held companies:

DIRECTOR                                             COMPANY
--------                                             -------

Brent D. Baird                                       M&T Bank Corporation
                                                     Todd Shipyards Corporation

                    THE BOARD OF DIRECTORS AND ITS COMMITTEES

THE AUDIT COMMITTEE
-------------------

         The Audit Committee consists of Messrs. Semmelhack (Chairman), Colantuono, and Kahn. As set forth in the Audit Committee charter described below, the Audit Committee's primary responsibilities fall into three broad categories:

         - first, the Committee is responsible for matters concerning the relationship between the Company and its independent actuarial firm and its independent auditor, including their appointment or removal; reviewing the scope of the independent auditor's audit services and related fees, as well as any other services being provided by them to the Company; and determining whether the independent auditor is independent (based in part on the annual letter provided to the Company pursuant to Independence Standards Board Standard No. 1);

         - second, the Committee is charged with monitoring the preparation of quarterly and annual financial reports by the Company's management, including discussions with management and the Company's independent auditor about draft annual financial statements and key accounting and reporting matters;

         - third, the Committee oversees management's implementation of effective systems of internal controls, including review of policies relating to legal and regulatory compliance, ethics and conflicts of interests; and review of the activities and recommendations of the Company's internal auditing program.

         The Audit Committee has implemented procedures to ensure that during the course of each year it devotes the attention that it deems necessary or appropriate to each of the matters prescribed by its charter. To carry out its responsibilities, the Committee met four times during the year ending December 31, 2004. In addition, both the Chairman of the Audit Committee and the Committee's designated "audit committee financial expert" meet four additional times with management and the independent auditor prior to the release of financial results.

         The Board of Directors have affirmatively determined that each member of the Audit Committee currently meets the independence requirements of the American Stock Exchange, the Securities Exchange Act of 1934, as amended (the "1934 Act") and the Audit Committee's guidelines promulgated in the Audit Committee Charter. Each member of the committee is financially literate, knowledgeable and qualified to review financial statements. The "audit committee financial expert" identified by the Board is Thomas E. Kahn, CPA, CFA and Vice President of Clayton Management. Under the rules of the SEC, the designation or identification of a person as an "audit committee financial expert" does not impose on that person any duties, obligations, or liability that are greater than the duties, obligations and liability imposed on that person as a member of the Audit Committee and the Board of Directors in the absence of that designation or identification. Moreover, the designation of a person as an audit committee financial expert does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board of Directors.

REPORT OF THE AUDIT COMMITTEE
-----------------------------

         The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

         The Board of Directors has adopted a written charter for the Committee. A copy of the charter, which reflects standards set forth in the Securities and Exchange Commission regulations and American Stock Exchange rules, was an attachment to the 2004 Proxy Statement. During the year, the Board examined the composition of the Audit Committee and confirmed that all members of the Audit Committee are "independent" within the meaning of the American Stock Exchange's rules.

         In overseeing the preparation of the Company's financial statements, the Committee met with both management and the Company's independent auditor to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Committee's review included discussion with the independent auditor of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication With Audit Committees) as modified or supplemented.

         With respect to the Company's independent auditor the Committee, among other issues, discussed with PricewaterhouseCoopers LLP matters relating to its independence, including the written disclosures and the letter from the independent auditor to the Committee as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as modified or supplemented.

         Finally, the Committee continued to monitor the scope and adequacy of the Company's internal auditing program, including the adequacy of staffing and proposals to strengthen internal procedures and controls where appropriate.

         On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

         Members of the Audit Committee:    Henry P. Semmelhack, Chairman
                                            Frank J. Colantuono
                                            Thomas E. Kahn

THE NOMINATING COMMITTEE
------------------------

         The Nominating Committee consists of Messrs. Kahn (Chairman), Baird and Semmelhack. The Nominating Committee's function is to seek out, screen, interview and present to the entire Board of Directors qualified director candidates. The Nominating Committee met once during 2004 in conjunction with the full Board of Directors.

         As of the date of this Proxy Statement, the Nominating Committee does not have a formal written charter and operates under a series of Nominating Committee responsibilities and guidelines. Each member of the Nominating Committee is "independent" as that term is defined in the American Stock Exchange listing standards. The Nominating Committee has not adopted specific minimum criteria for director nominees. The Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in services are considered for re-nomination. If any member of the Board does not wish to continue in service, or if the Committee decides not to nominate a member for re-election, the Committee first considers the appropriateness of the size of the Board. If the Committee determines the board seat should remain and a vacancy exists, the Committee considers factors that it deems are in the best interests of the Company and its shareholders in identifying and evaluating a potential nominee.

PROCEDURE FOR STOCKHOLDERS TO NOMINATE DIRECTORS
------------------------------------------------

         Stockholders may nominate a person for election to the Board of Directors of the Company provided notice is delivered to or mailed and received by the Secretary of the Company at the Company's executive offices not less than 60 days nor more than 90 days prior to a meeting of stockholders. In the event that less than 70 days notice or public disclosure of the date of a meeting of stockholders is given, then the nomination must be received no later than the 10th day following the day on which such notice is mailed to stockholders or public disclosure was made. The nomination must include information about the proposed nominee as required to be disclosed in solicitation of proxies for election of Directors pursuant to Regulation 14A, as amended, under the Securities and Exchange Act of 1934, and the proposed nominee's written consent to being named in the proxy statement as a nominee and to serving as Director if elected.

THE COMPENSATION COMMITTEE
--------------------------

         The Compensation Committee consists of Messrs. Colantuono (Chairman), Alberti, and Kahn. The function of the Compensation Committee is to evaluate the performance of the officers of the Company and key employees of the Company's affiliates and, when the Company has officers who are its employees, the Committee sets the compensation of those officers. The Compensation Committee met twice during 2004.

BOARD MEMBER ATTENDANCE
-----------------------

         During the year ended December 31, 2004, the full Board of Directors met thirteen times. Each of the directors attended at least 75% of the total number of meetings of the Board and of all committees of the Board on which he served. The Company encourages its directors to attend annual meetings of the stockholders, but it has not adopted any formal policy requiring attendance. All directors attended the last Annual Meeting of Stockholders.

COMPENSATION OF DIRECTORS
-------------------------

         Mr. Zak, who is a director and officer of the Company and MNH, is not separately compensated for his services as a director. All other directors of the Company receive an annual director's fee of $15,000, plus $1,000 for each meeting of the full Board of Directors and any committee meeting attended. Effective January 1, 2005, the annual director's fee for the position of Chairman of the Board was increased to $20,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
-------------------------------------------------------

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and holders of more than 10% of the Company's common stock (collectively "Insiders") to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of the Company's securities. The Company believes that during 2004 its directors, executive officers and 10% shareowners complied with all Section 16(a) filing requirements. In making this statement the Company has relied upon examination of the copies of Forms 3, 4 and 5, and amendments thereto, provided to the Company by, and the written representations of, its directors, executive officers and 10% shareowners.

                            MANAGEMENT OF THE COMPANY
                            -------------------------

SERVICES AGREEMENT AND REINSURANCE POOLING AGREEMENT
----------------------------------------------------

          The Company and MNH operate and manage their business in conjunction with Mutual, a New York domiciled mutual property and casualty insurance company, under a services agreement (the "Services Agreement") that became effective January 1, 2003. At December 31, 2004, Mutual owned 12.1% of the Company's issued and outstanding common stock. The Company and MNH do not have any operating assets or employees. Under the Services Agreement, Mutual provides the Company and MNH with the facilities, management and personnel required to operate their day-to-day business.

         The Services Agreement covers substantially the same services previously provided under a management agreement among the Company, MNH and Mutual (the "Management Agreement"), which was in effect from 1986 to 2002. The Services Agreement provides for negotiated fees (subject to periodic adjustment) for administrative, underwriting, claims and investment management services. The fee for investment services is based on invested assets managed. The Company and MNH have the discretion to remove assets from their portfolios managed by Mutual.

         The Services Agreement contains termination provisions that vary based on the service rendered. Underwriting services may be terminated on one year's notice, but the termination may not be effective before January 1, 2008. Administrative services or claims services for claims occurring prior to January 1, 2003 (the inception of the Services Agreement) may be terminated on 6 months notice. Investment services may be terminated upon one year's notice at any time.

         Effective January 1, 2003, Mutual and MNH agreed to "pool," or share, underwriting results on their traditional insurance business ("Traditional Business") by means of a reinsurance pooling agreement (the "Pooling Agreement"). The Pooling Agreement applies to premiums earned and losses incurred after the effective date. It does not apply to any new endeavor of either Mutual or MNH outside of their Traditional Business, unless the companies agree otherwise.

          The Pooling Agreement provides for MNH to cede, or transfer, to Mutual all of its premiums and risks on its Traditional Business during the term of the agreement, and then to assume from Mutual a percentage of all of Mutual's and MNH's Traditional Business (the Pooled Business). MNH assumed 35% and 40% of the Pooled Business in 2004 and 2003, respectively. MNH's share of the Pooled Business will be reduced to 30% in 2005, though not to exceed $50.0 million in assumed net written premiums. MNH's share of the Pooled Business will be reduced to 25% in 2006 and 2007, though not to exceed $42.5 million and $37.5 million in net written premiums, respectively. If the parties agree, MNH may increase its share, or maximum amount of the Pooled Business for any year. Mutual retains a share of the risk in MNH's Traditional Business under Mutual's control pursuant to a profit and loss sharing arrangement in the Pooling Agreement based on the loss and loss adjustment expense experience of the Pooled Business. The Company believes the Pooling Agreement and profit (or loss) sharing feature included therein aligns the interests of MNH and Mutual. The decreasing amount of Traditional Business assumed under the Pooling Agreement is intended to provide MNH with the capacity to pursue insurance opportunities independently of Mutual, thereby reducing its dependence on Mutual as its only source of business. The Company and MNH are seeking to identify new business initiatives to employ the available capacity. Generally, the new business initiatives are expected to be in lines of business which are complementary to the Traditional Business underwritten through the Pooling Agreement with the Mutual.

          The Pooling Agreement may be terminated by either party at the beginning of any calendar year on or after January 1, 2008 upon not less than 6 months notice. However, the Pooling Agreement may be terminated effective as of January 1, 2006 or 2007 upon 6 months notice, but only by MNH and only if the ratio of net losses and loss adjustment expenses to net earned premiums on a cumulative basis from the inception of the Pooling Agreement exceeds 76%, as of the date notice is given.

         Mutual controls (as that term is used in the New Hampshire Insurance
Law) the Company by reason of the combination of Mutual's ownership of Shares of the Company, the presence of one director of Mutual on the Company's six-person Board of Directors, and the management of the day-to-day business of the Company and MNH under the Services Agreement by officers who are also officers of Mutual.

EXECUTIVE OFFICERS
------------------

         The following is a listing of the Company's executive officers.

NAME, POSITION AND                                   PRINCIPAL OCCUPATION AND BUSINESS
TENURE WITH THE COMPANY             AGE              EXPERIENCE FOR PAST FIVE YEARS
-----------------------             ---              ---------------------------------

Robert M. Zak                        47              See table under "Information Concerning
Chief Operating Officer                              Directors and Nominees."
since 1995, Senior
Vice President since 1992,
and Director since 1994

Edward M. Murphy                     54              Vice President and Chief Investment Officer
Vice President,                                      of the Company, Mutual and MNH since
Chief Investment Officer and                         1991; Assistant Vice President of Mutual
Assistant Secretary since 1991                       and MNH from 1989 to 1991.

Kenneth J. Wilson                    57              Vice President, Treasurer and Chief
Vice President,                                      Financial Officer of the Company, Mutual
Treasurer, and Chief Financial                       and MNH since 1996; President and Chief
Officer since 1996                                   Executive Officer of Carbadon Corp. and its
and Secretary since 1999                             operating subsidiary, Empire of America Realty Credit Corp., from December 1995 to December 1996 and Chief
                                                     Financial Officer from November 1992 to December 1996.

         There are no family relationships between any of the directors or executive officers of the Company.

                             EXECUTIVE COMPENSATION
                             ----------------------

         The executive officers of the Company and its wholly-owned subsidiary, MNH, also serve as executive officers of Mutual as described above under "Services Agreement and Reinsurance Pooling Agreement." Mutual pays the salaries and other benefits of these executive officers, a portion of which is included in the calculation of the fees charged to MNH by Mutual pursuant to the Services Agreement.

SUMMARY COMPENSATION TABLE
--------------------------

         The following table sets forth information concerning total compensation paid during the years ended December 31, 2004, 2003 and 2002 to persons who served as chief executive officer of the Company at any time during the most recent year and to other officers whose total base salary and bonus charged to MNH by Mutual pursuant to the Services Agreement, in 2004 and 2003, or the Management Agreement in 2002, exceed or are estimated to exceed $100,000 (such persons listed below being the "Named Officers").

                                                                                Long Term
                                            Annual Compensation (2)         Compensation Awards
                                        -------------------------------     -------------------
                                                               Other Annual
Name and Principal                                               Compen-       Securities Underlying         All Other
   Position(1)             Year          Salary       Bonus       sation         Options/SARs (#)          Compensation
------------------         ----          ------       -----    ------------    ---------------------       ------------

Stephen C. June            2004         $220,000     $   -0-    $  24,383            80,000                 $20,000 (3)
President & Chief          2003         $240,000     $   -0-    $  26,393            80,000                 $  -0-
Executive Officer (5)      2002         $180,000     $   -0-    $  89,485            80,000                 $  -0-

Robert M. Zak              2004         $   (2)      $   -0-    $   -0-                -0-                  $  (2)
Chief Operating Officer    2003         $   (2)      $   -0-    $   -0-                -0-                  $  (2)
                           2002         $132,773     $   -0-    $   -0-                -0-                  $ 9,024 (4)

Kenneth J. Wilson          2004         $  (2)       $   -0-    $   -0-                -0-                  $   (2)
Chief Financial Officer    2003         $  (2)       $   -0-    $   -0-                -0-                  $   (2)
                           2002         $ 73,868     $   -0-    $   -0-                -0-                  $ 7,448 (4)

     (1) Until his resignation on November 30, 2004 Mr. June served as Executive Vice President and Chief Operating Officer of MNH since April 1, 2002 and as President and Chief Executive Officer of the Company since May 7, 2003. Since November 30, 2004, Mr. Zak has assumed the duties of the principal executive officer of the Company. Thomas E. Kahn was appointed Chairman of the Board in May 2004. Mr. Kahn receives no compensation for serving in this capacity other than his director fees.

     (2) Under the Services Agreement, effective January 1, 2003, salaries for officers who are employees of Mutual were no longer charged on a pro-rata basis to MNH, as they were under the Management Agreement. Salaries are allocated by Mutual to the various services (administrative, underwriting, claims and investments) provided by Mutual pursuant to the Services Agreement and, where applicable, are used to determine the fees charged to MNH. As such the exact compensation for Mr. Zak and Mr. Wilson charged to MNH for services rendered is not determinable. Based on information provided by Mutual, an estimate of Mr. Zak's and Mr. Wilson's salary for 2004 and 2003 charged to MNH pursuant to the Services Agreement was $114,000 and $125,000, respectively for Mr. Zak and $67,000 and $77,000, respectively for Mr. Wilson.

         The total compensation (the sum of all columns in the summary compensation table except Options/SARs) paid to Mr. Zak by Mutual was $304,939 for 2002. For Mr. Wilson, total compensation paid by Mutual was $179,960 for 2002. The Company and MNH paid 46.5% of 2002 compensation pursuant to the expense allocation provisions of the Management Agreement.

     (3) Represents one-twelfth of the payments Mr. June is to receive in accordance with his Separation Agreement.

     (4) Represents the Company's and MNH's share of Mutual's contributions for Mr. Zak's and Mr. Wilson's benefit to the Merchants Mutual Capital Accumulation Plan for 2002.

     (5) See "Employment and Separation Agreements".

OPTIONS/STOCK APPRECIATION RIGHTS (SAR), EXERCISES AND YEAR END VALUE
---------------------------------------------------------------------

         The Company's Option Plan expired by its terms in 1996 and therefore there were no options granted in 2004. The SAR grants are based on Mr. June's employment contract which was executed in 2002. The following table summarizes information with respect to option/SAR exercises and exercisable options/SAR held by the Named Officers as of December 31, 2004. Valuations are based upon the closing price of the Company's Shares on the American Stock Exchange on December 31, 2004 ($24.00). No shares were acquired during the fiscal year on exercise of options granted under the Option Plan.

            AGGREGATED OPTION/SAR EXERCISES WITH LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUES

                                                                                             Value of Unexercised
                                                              Number of Unexercised          In-The-Money
                           Shares Acquired  Value             Options/SARs at FY-End(#)      Options/SARs at FY-End ($)
Name                       On Exercise      Realized          Exercisable/Unexercisable      Exercisable/Unexercisable
----                       -----------      --------          -------------------------      --------------------------
Stephen C. June            80,000 (1)       $174,800                  80,000 / 0                    $     0 / 0
Robert M. Zak              N/A              N/A                        7,500 / 0                    $22,500 / 0

--------------------

(1) Represents the number of shares with respect to which the SARs were exercised. No shares were acquired upon exercise.

EMPLOYMENT AND SEPARATION AGREEMENTS
------------------------------------

         MNH entered into an Employment Agreement with Mr. June effective April 1, 2002 (the "Employment Agreement"), under which he was employed as Chief Operating Officer and Executive Vice President of MNH, the operating subsidiary of the Company. On May 7, 2003 Mr. June was appointed President and Chief Executive Officer of the Company. Under the Employment Agreement Mr. June was entitled to receive: a monthly salary of $20,000; contributions to a 401(k) plan equal to the amounts paid for senior officers of Mutual; health insurance, life insurance and sick leave equivalent to amounts for senior officers of Mutual; the use of an automobile; and, the use of a corporate apartment at a monthly rent not to exceed $1,300, plus the cost of utilities and up to $450 per month for the lease of furnishings. In addition, Mr. June was entitled to receive an annual bonus equal to 80,000 times the difference between the average reported sale price of the Company's common stock during a period of 20 business days following the announcement of year-end results and that price determined for a period of 20 business days after the announcement of year-end results for the preceding fiscal year provided, however, that the sale price calculated for the preceding year shall not be less than the highest average sale price used in the calculation of a bonus applicable to any preceding year.

         The Employment Agreement also provided that if Mr. June was terminated without cause, or as a result of permanent disability or death, then his salary and bonus, if any, would continue for 12 months from the date of termination.

         On November 30, 2004, the Company entered into a Separation Agreement and General Release (the "Separation Agreement") with Mr. June. The Separation Agreement terminated the Employment Agreement. Under the terms of the Separation Agreement, Mr. June resigned from his positions as President and Chief Executive Officer of the Company and from his positions as Chief Operating Officer and Executive Vice President of MNH. Mr. June resigned from his position as Director of MNH on November 29, 2004.

         The Separation Agreement provides that, notwithstanding his voluntary resignation, Mr. June will be entitled to receive separation payments in an amount that he would have been entitled to if he had been terminated without cause under the Employment Agreement - that is, an amount equal to his salary ($20,000 per month) for twelve months and an amount equal to his bonus under the Employment Agreement for the fiscal year ended December 31, 2004.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
-------------------------------------------------------

         The Compensation Committee of the Board of Directors currently consists of Messrs. Alberti, Colantuono and Kahn. Under the Services Agreement, Mutual provides the facilities and personnel necessary to manage the Company's day-to-day business, and certain executive officers of the Company and MNH are also executive officers of, and compensated by, Mutual. As such, decisions with respect to the salary and benefits for the officers of the Company, other than Mr. June, during the past fiscal year were made by the compensation committee and Board of Directors of Mutual. Generally, the compensation committee of Mutual has conferred with the Compensation Committee of the Company prior to making its determinations concerning compensation of Mutual employees who are officers of the Company.

         The Compensation Committee established the compensation for Mr. June at the time of his employment under a negotiated Employment Agreement on April 1, 2002, which reflected their assessment of the value of his services and the responsibilities assigned to him. On November 30, 2004, Mr. June resigned from his positions as President and Chief Executive Officer of the Company and from his positions as Chief Operating Officer and Executive Vice President of MNH. The Compensation Committee approved the terms of the Separation Agreement with Mr. June. (See "Employment and Separation Agreements.") The Compensation Committee negotiated the terms of the Separation Agreement with Mr. June.

         Submitted by the Compensation Committee of the Company's Board of
Directors:

                          Frank J. Colantuono, Chairman
                          Andrew A. Alberti
                          Thomas E. Kahn

         This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or portions thereof into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such Acts.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
-----------------------------------------------------------

         With respect to members serving on the Company's Compensation Committee during 2004, there are no "compensation committee interlocks" which the SEC regulations would require to be disclosed in this Proxy Statement. There is no "insider participation" which the SEC regulations would require to be disclosed in this Proxy Statement.

COMPARISON OF CUMULATIVE TOTAL RETURNS
--------------------------------------

         The following graph compares the performance of the Company's common stock with the performance of the Standards & Poor's 500 Composite Stock Price Index and the NASDAQ Insurance Stock Index over the five-year period extending through December 31, 2004. The graph assumes that $100 was invested on December 31, 1999 in the Company's common stock, the S&P 500 Index and the NASDAQ Insurance Stock Index and that all dividends were reinvested.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


[GRAPH]

         THE COMPANY          S&P 500          NASDAQ INSURANCE STOCKS

1999        100.00             100.00                 100.00
2000         91.80              90.97                 118.51
2001        122.53              80.19                 129.54
2002        119.22              62.46                 129.41
2003        131.44              80.38                 160.08
2004        134.58              89.12                 194.74


                              CERTAIN TRANSACTIONS
                              --------------------

         Mutual provides facilities, employees and services required to conduct the business of the Company and MNH. See "Services Agreement and Reinsurance Pooling Agreement."

               AUDIT COMMITTEE APPOINTMENT OF INDEPENDENT AUDITOR
               --------------------------------------------------

         The Audit Committee has appointed PricewaterhouseCoopers LLP ("PwC") as the Company's independent auditor for the year ending December 31, 2005. PwC has served as the Company's independent auditor since 1981. Services provided to the Company and its subsidiaries by PwC in 2004 included the examination of the Company's consolidated financial statements, limited reviews of quarterly reports, statutory audits of subsidiaries, services related to filings with the Securities and Exchange Commission, and consultations on various tax and accounting matters.

AUDIT FEES
----------

         The following table sets forth the fees for professional services rendered by PwC for the audit of the Company's annual financial statements for the years ended December 31, 2004 and 2003, and for tax fees billed in 2004 and 2003.

                                                                2004              2003
                                                                ----              ----
         Audit Fees                                           $137,180          $ 97,700
         Audit Related Fees (a)                                  8,150                 0
         Tax Fees (b)                                            3,400             9,250
         All Other Fees                                              0                 0
                                                              --------          --------
                                                              $148,730          $106,950
                                                              ========          ========

     (a) Audit related fees consist primarily of accounting consulting fees in connection with investigating business opportunities.

     (b) Principally tax compliance services and tax advisory fees.

         The Audit Committee has considered and determined that the provision of services by PwC other than professional services rendered for the audit of the Company's annual financial statements and reviews of financial statements for quarterly reports is compatible with maintaining the independence of PwC.

AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF
---------------------------------------------------------------------------
INDEPENDENT AUDITOR
-------------------

         The Audit Committee has adopted a policy to require the pre-approval of all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services.

         Representatives of PwC will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

                           SHAREHOLDER COMMUNICATIONS
                           --------------------------

         Mail can be addressed to directors in care of the Chairman of Merchants Group, Inc., 250 Main Street, Buffalo, New York 14202. At the direction of the Board of Directors all mail will be opened and logged in. All mail other than trivial or obscene items will be forwarded as soon as practical. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to "Outside Directors, Non-Management Directors or Board of Directors" will be forwarded or delivered to the Chairman of the Board. Mail concerning accounting, internal controls or audit matters will be forwarded to the Chairman of the Audit Committee immediately.

                             STOCKHOLDER PROPOSALS
                             ---------------------

         Stockholder proposals must be received at the Company's offices no later than December 1, 2005 in order to be considered for inclusion in the Company's proxy materials for the 2006 Annual Meeting. Unless the stockholder notifies the Company before February 15, 2006 of the intent to present a proposal at the Company's 2006 Annual Meeting, the named proxies will have the right to exercise discretionary voting authority with respect to the proposal if it is presented at the meeting without including information regarding the proposal in its proxy materials.

                                 OTHER MATTERS
                                 -------------

         So far as the Management is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the Shares to which the proxy relates in accordance with their best judgment.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             ROBERT M. ZAK
                                             Senior Vice President and
                                             Chief Operating Officer

Buffalo, New York

                              MERCHANTS GROUP, INC.
                                 250 MAIN STREET
                             BUFFALO, NEW YORK 14202

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints THOMAS E. KAHN and ROBERT M. ZAK, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of Common Stock, $.01 par value, of Merchants Group, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Wednesday, May 4, 2005, at 250 Main Street, Buffalo, New York, at 9:00 a.m., Buffalo time, or any adjournments thereof, and directs that the shares represented by this Proxy shall be voted as indicated:

1.   ELECTION OF DIRECTORS
     FOR all nominees                                                           WITHHOLD AUTHORITY
     (except as marked to the contrary below)  [  ]                             to vote for each nominee listed below  [  ]
                                       Andrew A. Alberti and Frank J. Colantuono

     (INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the nominee's name in the list above.)


2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.



     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. THE BOARD OF DIRECTORS FAVORS A VOTE FOR PROPOSAL 1. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR PROPOSAL 1.

                      Dated   .  .  .  .  .  .  . , 2005


                      .  .  .  .  .  .  .  .  .  .  .  .


                      .  .  .  .  .  .  .  .  .  .  .  .
                          (Signature of Stockholder)

                      Please date and sign name exactly as name appears and return this Proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.